Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2004, except for Note 10 as to which the date is March 30, 2004, relating to the consolidated financial statements and financial statement schedule of Occupational Health + Rehabilitation Inc, which appears in Occupational Health + Rehabilitation Inc’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2004